UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2009

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ANADIGICS, INC.
(Exact name of registrant as specified in its charter)

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Delaware	0-25662	22-2582106
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

141 Mt. Bethel Road, Warren, New Jersey                                                                                                                                 07059
          (Address of principal executive offices)                                                                                                                           (zip code)

Registrant’s telephone number, including area code: (908) 668-5000

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(e)           ANADIGICS, Inc. (the “Company”) entered into new employment agreements with Mr. Ron Michels, Senior Vice President - Broadband, and Dr. Ali Khatibzadeh, Senior Vice President - Wireless, as of January 27, 2009.  The new employment agreements replace in all respects the employment agreements between the Company and Mr. Michels, dated as of July 25, 2000, as amended from time to time, and the Company and Dr. Khatibzadeh, dated as of July 25, 2000, as amended from time to time.

Under Messrs. Michels’s and Khatibzadeh’s previously existing employment agreements, following their termination without “cause” or termination following a “change in control,” each  was entitled to receive, as severance, among other things, an amount equal to 150% of the sum of (1) the highest annualized rate of his base salary in effect at any point during the twelve months preceding the date of termination of employment under the employment agreement (the “Base Salary”), plus (2) his bonus at a target of 110% of the highest annualized rate of his base salary in effect at any point during the twelve months preceding the date of termination of employment under the employment agreement (the “Bonus”), to be paid on the date that is sixty (60) days after the date of termination of employment under the employment agreement.  Under their new employment agreements,  the amount of the severance payment was increased from 150% to 200% of the sum of the Base Salary and Bonus, which was the only material term changed from the material terms of their previously existing employment agreements, as previously filed with the U.S. Securities and Exchange Commission.

Copies of the new employment agreements of Mr. Michels and Dr. Khatibzadeh are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 8.01.                      Other Events.

On January 27, 2009, ANADIGICS, Inc. (the “Company”) learned that its agent for service of process had been served with a Complaint in a shareholder derivative lawsuit, captioned Sicari v. Anadigics, Inc., et al., filed in the Superior Court of New Jersey.  The lawsuit alleges state law claims against certain of the Company’s current and former directors arising out of the matters at issue in the related, prior-filed class action lawsuits that are described in the Company’s current report on Form 8-K filed with the U.S. Securities and Exchange Commission on December 1, 2008.

Item 9.01.                      Financial Statements and Exhibits.

(c)           Exhibits

Exhibit No.                      Description

10.1	Employment Agreement between Ron Michels and the Company, dated as of January 27, 2009.

10.2	Employment Agreement between Ali Khatibzadeh and the Company, dated as of January 27, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:           January 30, 2009

ANADIGICS, Inc.

By:       /s/ Thomas C. Shields

Name:  Thomas C. Shields

Title:   Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.                      Description

10.1	Employment Agreement between Ron Michels and the Company, dated as of January 27, 2009.

10.2	Employment Agreement between Ali Khatibzadeh and the Company, dated as of January 27, 2009.